UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549


IN THE MATTER OF


SBSF FUNDS, INC. d/b/a KEY MUTUAL FUNDS
THE VICTORY PORTFOLIOS
CONCORD FINANCIAL GROUP, INC.
VICTORY BROKER-DEALER SERVICES, INC.
KEYCORP MUTUAL FUND ADVISERS, INC.
AND SPEARS, BENZAK, SALOMON & FARRELL, INC.






APPLICATION PURSUANT TO SECTIONS 6(c) AND 17(b) OF
THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED,
FOR AN ORDER EXEMPTING THE APPLICANTS FROM THE
PROVISIONS OF SECTIONS 12(d) AND 17(a) AND FOR AN
ORDER PURSUANT TO SECTION 17(d) OF THAT ACT AND
RULE 17d-1 THEREUNDER PERMITTING THE PROPOSED
TRANSACTIONS.



Please direct all communications concerning this Application to:

Robert M. Kurucza, Esq.
Marco E. Adelfio, Esq.
Morrison & Foerster LLP
2000 Pennsylvania Avenue, NW, Suite 5500
Washington, D.C.  20006-1888
(202) 887-1500



UNITED STATES OF AMERICA

BEFORE THE SECURITIES AND EXCHANGE COMMISSION

In The Matter Of:SBSF Funds, Inc. d/b/a Key Mutual Funds
The Victory Portfolios
Concord Financial Group, Inc.
Victory Broker-Dealer Services, Inc.
3435 Stelzer Road
Columbus, OH  43219
KeyCorp Mutual Fund Advisers, Inc.
127 Public Square
Cleveland, OH  44114
Spears, Benzak, Salomon & Farrell, Inc.45 Rockefeller Plaza
New York, NY  10111)

Application Pursuant To Sections 6(c) And 17(b) Of The Investment
Company Act Of 1940, As Amended, For An Order Exempting The
Applicants From The Provisions Of Sections 12(d) And 17(a) And For An Order Pursuant To Section 17(d) Of That Act And Rule 17d-1
Thereunder Permitting The Proposed Transactions

 .I.   PRELIMINARY STATEMENT

SBSF Funds, Inc. d/b/a Key Mutual Funds ("KMF"), The Victory
Portfolios ("VP"), Concord Financial Group, Inc. ("CFGI"), Victory Broker-Dealer Services, Inc. ("VBDSI"), KeyCorp Mutual Fund
Advisers, Inc. ("KMFAI") and Spears, Benzak, Salomon & Farrell, Inc. ("SBS&F"), (collectively, "Applicants"), hereby apply for an order of the Securities and Exchange Commission (the "Commission") under
Section 6(c) of the Investment Company Act of 1940 ("1940 Act") for an exemption from the limitations of Sections 12(d)(l)(A) and (B) to the extent necessary to permit the series of KMF, VP and any other investment company created in the future that is part of the same
"group of investment companies," as defined in Rule 11a-3 under the 1940 Act (the "Direct Funds") to purchase shares of investment companies or series thereof, now existing or created in the future, that are part of the same "group of investment companies," as so defined
(the "Underlying Portfolios"), and to permit the Underlying Portfolios to sell such shares to the Direct Funds. Applicants also apply for an order under Sections 6(c) and 17(b) of the 1940 Act for an exemption from Section 17(a) to the extent necessary to permit purchases and redemptions by the Direct Funds of shares of the Underlying Portfolios and sales and redemptions by the Underlying Portfolios of their shares in transactions with the Direct Funds. Additionally, Applicants apply for an order under 1940 Act Section 17(d) and Rule 17d-1 thereunder for an exemption to permit the foregoing transactions. Applicants believe the requested exemptions are fully consistent with the policies and purposes of the 1940 Act. Since no form has been prescribed for this application, Applicants proceed under Rule 0-2 of the General
Rules and Regulations of the Commission under the 1940 Act.

II.   BACKGROUND
   A.   The Underlying Portfolios and the Direct Funds
KMF is a Maryland corporation registered under the 1940 Act as an open-end management investment company currently consisting of four operating portfolios and two inactive portfolios. VP is a Delaware business trust registered under the 1940 Act as an open-end diversified management investment company currently consisting of 24 operating and four inactive portfolios. It is anticipated that the initial Direct Funds would be newly established portfolios of KMF. The proposed
Direct Funds would be structured as "funds of funds" that would invest their assets in shares of various Underlying Portfolios. The Underlying Portfolios are existing and future investment portfolios of KMF and VP. The acquiring Direct Funds also may invest a portion of their assets in stocks, bonds and other securities, including money market instruments and shares of investment companies that are not part of the same "group of investment companies," as defined in Rule 11a-3 under the 1940 Act ("Other Portfolios"). Investment in Other Portfolios will not exceed the percentage limitations imposed by Section 12(d)(1)(F) of the 1940 Act and will also be limited to an aggregate value not in excess of 20% of the value of the total assets of the Direct Fund at the time of purchase. No exemptive relief is sought with respect to investments by the Direct Funds in shares of Other Portfolios.

The mix of investments for each of the Direct Funds will be established and varied using an asset allocation approach. Initial and subsequent allocation decisions will be made as a result of investment analyses undertaken by the Direct Fund's adviser, subject to supervision by the Board of Directors of the Direct Fund. The prospectus and statement of additional information for each Direct Fund will describe the Direct Fund's permissible investments in Underlying Portfolios, as well as stocks, bonds and other securities, including money market instruments and shares of Other Portfolios.

   B.   Spears, Benzak, Salomon & Farrell, Inc.

SBS&F currently serves as investment adviser to the various operating funds of KMF. Subject to the general supervision of KMF's Board of Directors, in accordance with each advised entity's investment policies, SBS&F formulates guidelines and lists of approved investments, makes decisions with respect to and places orders for the KMF operating funds' purchase and sale of securities, and maintains records relating to such purchases and sales. SBS&F is a wholly owned subsidiary of KeyCorp Asset Management Holdings, Inc. ("KAMHI"), which is a wholly owned subsidiary of Society National Bank, a national banking association, which, in turn, is a wholly owned subsidiary of KeyCorp, a bank holding company.

   C.   KeyCorp Mutual Fund Advisers, Inc.

KMFAI currently serves as investment adviser to VP and to two funds of KMF that have not yet commenced operations. Subject to the general supervision of VP's Board of Trustees, and KMF's Board of Directors, respectively, in accordance with each advised entity's investment policies, KMFAI formulates guidelines and lists of approved investments, makes decisions with respect to and places orders for VP's purchases and sales of securities and maintains records relating to such purchases and sales. KMFAI is a wholly owned subsidiary of KAMHI. It is anticipated that KMFAI will serve as the investment adviser to the initial Direct Funds.

   D.   Concord Financial Group, Inc. and Victory Broker-Dealer
Services, Inc.

CFGI, a registered broker-dealer under the Securities Exchange Act of 1934 (the "1934 Act"), will serve as distributor (principal underwriter) of shares of the proposed Direct Funds. CFGI presently serves in this capacity for the existing series of KMF. VBDSI, a registered broker-dealer under the 1934 Act, presently serves as distributor (principal underwriter) of shares of all of the existing series of VP. CFGI and VBDSI are both wholly owned subsidiaries of BISYS Fund Services, Inc. ("BISYS") and are not affiliated with KeyCorp. It is possible that BISYS or another wholly owned subsidiary of BISYS will assume responsibility for all distribution services relating to KMF and VP.

III.   THE PROPOSED TRANSACTIONS

   A.   Proposed Structure

The Direct Funds will invest their assets in shares of Underlying Portfolios that are part of the same "group of investment companies" as the Direct Funds, as defined under 1940 Act Rule 11a-3. Any assets that are not invested in such Underlying Portfolios will be invested in stocks, bonds and other securities, including money market instruments and shares of Other Portfolios to the extent permitted under Section 12(d)(1)(F) of the 1940 Act, subject to the 20% limitation described above.

   B.   Investment Allocations

The Direct Funds will allocate their assets among the Underlying Portfolios as noted above. The Direct Funds also may allocate assets among stocks, bonds and other securities, including money market instruments and shares of Other Portfolios, subject to the limitations described above.

   C.   Direct Fund and Underlying Portfolio Expenses

   1.   Operational Expenses

The Underlying Portfolios will pay investment advisory fees to KMFAI and/or SBS&F. Additionally, the Underlying Portfolios will pay fees to their various service providers for all other services relating to their operations. The Direct Funds' shareholders, therefore, will indirectly pay their proportionate share of any Underlying Portfolio fees and expenses.

The Direct Funds also may pay investment advisory fees to their investment adviser(s). The services provided by the adviser to the Direct Funds will be in addition to and not duplicative of those provided by the adviser(s) to the Underlying Portfolios. Additionally, the Direct Funds will pay fees to their various service providers for all other services relating to their operations. Duplicative expenses are expected to be minimal and are, to the some extent, expected to be offset by cost savings at the Underlying Portfolio level.

   2.   Sales-Related Expenses

The Direct Funds will pay no front-end sales load or contingent deferred sales charge in connection with the purchase or redemption of shares of the Underlying Portfolios. The sales charges or service fees relating to the shares of the Direct Funds will not exceed the limits set forth in Article III, Section 26 of the National Association of Securities Dealers, Inc. (the "NASD") Rules of Fair Practice when aggregated with any sales charges or service fees that the Direct Funds pay relating to Underlying Portfolio shares.

   D.   Purpose of the Direct Funds

The Direct Funds are intended as an efficient and cost-effective method of allowing investors to structure and modify a comprehensive allocation program in investments throughout the Underlying
Portfolios. The structure of the Direct Funds recognizes that differing investment products do not move in tandem. For example, when stocks perform poorly, bonds may perform better. Therefore, investing in different types of investment products can help spread risk and even out swings in performance.
The risk/return balance in a portfolio can be varied by altering the proportion of assets allocated to different types of investments. For example, an investor seeking higher growth potential generally would invest a larger portion of assets in stocks while an investor seeking less volatility generally would invest a larger portion of assets in high-quality bonds or cash equivalents. This asset allocation approach is the fundamental principle behind the Direct Funds.

IV.   APPLICABLE LAW AND ANALYSIS.
   A.   Section 12(d)(1)

Section 12(d)(1)(A) of the 1940 Act provides, in pertinent part: "It shall be unlawful for any registered investment company (the
"acquiring company") . . . to purchase or otherwise acquire any security issued by any other investment company (the "acquired company") . . .
if the acquiring company and any company or companies controlled by it immediately after such purchase or acquisition own in the aggregate

(I) more than 3 per centum of the total outstanding voting stock of the acquired company;

(ii) securities issued by the acquired company having an aggregate value in excess of 5 per centum of the value of the total assets of the acquiring company; or

(iii) securities issued by the acquired company and all other investment companies . . .having an aggregate value in excess of 10 per centum of the value of the total assets of the acquiring company."

Section 12(d)(1)(B) of the 1940 Act provides, in pertinent part: "It shall be unlawful for any registered open-end investment company (the "acquired company") . . . knowingly to sell or otherwise dispose of any security issued by the acquired company to any other investment company (the "acquiring company") . . . if immediately after such sale or disposition

(I) more than 3 per centum of the total outstanding voting stock of the acquired company is owned by the acquiring company and any company or companies controlled by it; or

(ii) more than 10 per centum of the total outstanding voting stock of the acquired company is owned by the acquiring company and other investment companies and companies controlled by them."

Absent exemptive relief, Sections 12(d)(1)(A) and (B) of the 1940 Act would prohibit operation of the Direct Funds. Therefore, Applicants seek an exemption from the limitations of Section 12(d)(1)(A) and (B) to the extent necessary to permit: (a) the Direct Funds to purchase an unlimited amount of the outstanding voting shares of each Underlying Portfolio; (b) the securities of each Underlying Portfolio to have an aggregate value of as much as 100% of the total assets of the Direct Funds; (c) the Direct Funds to invest up to 100% of their assets in the securities of the Underlying Portfolios; and (d) each of the Underlying Portfolios to sell more than 3% of its total outstanding voting stock to the Direct Funds.

Section 12(d)(1)(F) of the 1940 Act provides in pertinent part: "The provisions of this paragraph (1) shall not apply to securities purchased or otherwise acquired by a registered investment company if (i) immediately after such purchase or acquisition, not more than 3 per centum of the total outstanding stock of such issuer is owned by such registered investment company and all affiliated persons of such registered investment company; and (ii) such registered investment company has not offered or sold . . . and is not proposing to offer or sell any security issued by it through a principal underwriter or otherwise at a public offering price which includes a sales load of more than 1 1/2 per centum."

Section 12(d)(1)(F) of the 1940 Act further provides that: "No issuer of any security purchased or acquired by a registered investment company . . . shall be obligated to redeem such security in an amount exceeding 1 per centum of such issuer's total outstanding securities during any period of less than thirty days . . . ."

   1.   Legislative Purpose

The express purpose of Section 12(d)(l) of the 1940 Act, as enacted and amended by Congress in 1970, was to limit and address the perceived adverse consequences of "pyramiding" of investment companies in a "fund of funds" arrangement. These consequences are discussed in a comprehensive Commission report on the subject1 ("Report") and include: the duplicative costs involved in such a structure, the exercise of undue influence or control over the underlying series and the potential adverse impact of large-scale redemptions. As detailed below, Applicants assert that the structure of the Direct Funds avoids these adverse consequences, and request that the Commission approve the application on that basis.

   2.   Layering of costs to investors

a.   Advisory Fees

The Report states that "all fund holding companies . . . subject their investors to two layers of advisory fees." Applicants believe that the proposed structure of the Direct Funds will avoid this concern. Before approving any advisory contract under Section 15 of the 1940 Act, the Directors of the Direct Funds, including a majority of the directors who are not "interested persons," as defined in Section 2(a)(19), will find that any advisory fees charged under the contract are based on services provided that are in addition to, rather than merely duplicative of, services provided under any Underlying Portfolio advisory contract.
This finding, and the basis upon which the finding was made, will be fully documented in the minute books of the Direct Funds.

b.   Sales Load

The Report also states that "all investors in load funds including fund holding companies must pay a sales charge . . . [I]nvestors in a holding company are in turn subjected to a second layer of sales charges on their purchases of shares in the holding company. The investor is subjected to the dual sales load only where both the fund holding company and its portfolio investment companies are open-end, load funds."2
The proposed structure of the Direct Funds addresses this issue by committing that the Direct Funds will pay no front-end or contingent deferred sales charge in connection with the purchase or redemption of shares of the Underlying Portfolios. In addition, as a condition to the requested exemptive relief, any sales charges or service fees relating to the shares of the Direct Funds will not exceed the limits set forth in
Article III, Section 26 of the NASD's Rules of Fair Practice, when aggregated with any sales charges or service fees that the Direct Funds may pay relating to acquisition, holding or disposition of Underlying Portfolio shares. The aggregate sales charges, therefore, will not exceed the amount that otherwise lawfully could be charged at either fund level. Accordingly, the proposed structure of the Direct Funds does not raise the sales charge layering concerns underlying Section 12(d)(1).

c.   Administrative Expenses

The Report notes that "investors in fund holding companies are also subjected to a layering of administrative expenses including stock transfer, dividend disbursements and custodial fees and the cost of shareholder communications."3 The proposed structure of the Direct Funds addresses this issue.
Administrative and similar fees will be charged at the Direct Fund and Underlying Portfolio levels. However, Applicants believe that the redundancy of administrative fees and expenses between the Direct Funds and the Underlying Portfolios will be minimal, since distinct services are being provided at each level. In any event, Applicants believe that administrative and other expenses may be reduced at both levels under the proposed Direct Funds structure. Accordingly, an investment in the Direct Funds should not be significantly more expensive than a direct investment in an Underlying Portfolio.

Reduced expenses for each Underlying Portfolio may result from the following: (1) the addition of assets from the Direct Funds may reduce the expense ratios for each Underlying Portfolio to the extent economies of scale are achieved or fixed expenses are spread across a larger asset base; (2) to the extent that shareholders of the Direct Funds otherwise would have opened direct accounts with each of the Underlying Portfolios, the number of accounts maintained by the Direct Funds in the aggregate, and the resulting transfer agency and other shareholder servicing fees for the Underlying Portfolios, may be reduced; and (3) the redemption rates for the Underlying Portfolios may be lower due to the long-term asset allocation approach employed by the Direct Funds. Custodial expenses and fund accounting fees for the Direct Funds will be minimized to the extent that the Direct Funds hold mutual fund shares rather than individual portfolio securities.

d.   Value of Services Analysis

The Report states that "an investor in a fund of funds incurs more expenses than he would incur simply by investing directly in any one, some or all of its portfolio funds."4 Applicants believe that any additional incremental cost incurred by investing in the Direct Funds is in return for a substantial investment management service, namely the initial and ongoing asset allocation of investments made in the Underlying Portfolio.

As a condition to the requested relief, Applicants will provide to the Chief Financial Analyst of the Commission's Division of Investment Management (the "CFA"), in an electronic format, annual expense ratios for the Direct Funds and each Underlying Portfolio. This will enable the Commission to monitor the expenses relating to each of the Direct Funds on an ongoing basis. Applicants note that the financial media carefully monitors and reports the performance of mutual funds, including "funds of funds." Accordingly, Applicants expect that expense information about the Direct Funds will be readily available to the public. Applicants will have to price these products in a manner that is competitive with the market to attract and retain investors.

   3.   Diversification

The Report expresses some skepticism that increased diversification results from fund of funds arrangements, calling the "added value of diversification . . . largely illusory. . . ."5  It further notes that
 "[a] fund holding company vehicle so duplicates and reduplicates the diversification achieved by the investment in a single fund that the expenses incurred defeat the investor's objectives."6
This view of diversification is clearly dated and does not reflect the current thinking of the investment management community. It also relates to a mutual fund and investment world vastly different from that which exists today and does not take into account the development of asset allocation funds which seek to invest across asset classes.
Unlike the fund holding companies in the Report, the Direct Funds will provide meaningful additional diversification benefits since the Underlying Portfolios pursue different investment strategies. This can be monitored by the Commission, as Applicants agree to provide the CFA, as soon as reasonably practicable following the fiscal year-end, the monthly average assets for each of the Direct Funds and each Underlying Portfolio, in an electronic format (unless the CFA notifies Applicants in writing that such information need no longer be submitted). Applicants also will provide the CFA with month-end allocations of the assets of each of the Direct Funds among the Underlying Portfolios, following each Direct Fund's fiscal year end.

The Report also expressed concern over "wash transactions"7 which achieve no true investment purpose. These transactions occur where "management of one portfolio fund will be buying for its portfolio the same securities the management of another will be selling."8 Again, this concern is not raised by the Direct Funds. Wash transactions will be rare in the case of the Direct Funds since the Underlying Portfolios will, as a general matter, pursue different investment strategies, and
therefore, invest in different types of securities.     4.   Control
The Report criticizes the potential for "pyramiding control in the hands of an individual or group of individuals whose financial stake in all of the constituent companies of the group is comparatively nominal."9 It focuses on fund holding companies because of their "potential for the exercise of undue influence or control over the activities of portfolio funds."10 Again, this concern is addressed by the proposed structure of the Direct Funds. To allow the Commission to monitor these control issues, Applicants will provide the CFA with a description of any vote taken by the shareholders of any Underlying Portfolio, including a statement of the percentage of votes cast for and against the proposal by the Direct Funds and by the other shareholders of the Underlying Portfolio. It also should be noted that the Other Portfolios, which are not within the same "group of investment companies" as the Direct
Funds, cannot be controlled in any meaningful way by the Direct
Funds because Section 12(d)(1)(F) limits them, together with their affiliates, to acquiring no more than 3% of the total outstanding stock of any Other Portfolio.

   5.   Impact of Large Scale Redemptions

On a related point, the Report notes that the management of the underlying fund "must be continually aware that a possible large redemption carries with it a loss of advisory fees in approximate proportion to the percentage of the fund redeemed."11 An entity owning such a large share may attempt to exert influence over the underlying fund. Applicants believe that concern over this potential abuse is not relevant to the proposed arrangements. There is little risk that the Direct Funds' adviser(s) will exercise inappropriate control over the Underlying Portfolios, which are part of the same "group of investment companies." Similarly, because the Direct
Funds, together with their affiliates, will be limited by
 Section 12(d)(1)(F) to acquiring no more than 3% of the total outstanding stock of any Other Portfolio, there is little risk that the Direct Funds' adviser(s) will be in a position to exercise inappropriate control over any Other Portfolio. Section 12(d)(1)(F) also permits the Other Portfolios to reject redemption requests by a Direct Fund that exceed 1% of the Other Portfolio's total outstanding securities during any period of less than 30 days.

As a condition to the requested exemptive relief, Applicants will provide the CFA with the following information, in an electronic format: monthly average total assets for each Direct Fund and Underlying Portfolio; monthly purchases and redemptions (other than by exchange) for each Direct Fund and Underlying Portfolio; and monthly exchanges into and out of each of the Direct Funds and Underlying Portfolio (the "Redemption Information").

The Report also expresses concern about the impact that the threat of large scale redemptions might have on the "orderly management of an underlying fund."12 For example, to address the threat of large scale redemptions, an underlying fund may be forced to maintain excessive cash balances. Otherwise, it might have to sell off a substantial portion of its assets, thereby saddling the fund's remaining shareholders with capital gains and a greater pro rata portion of fixed costs.

The Direct Funds generally will be designed for intermediate and long-term investors. This will reduce the possibility of the Direct Funds being used as short-term trading vehicles and further protect the Direct Funds and the Underlying Portfolios from unexpected large redemptions.

   6.   Conflicting Interests

The Commission also has raised conflict of interest concerns about the fund holding company structure in proceedings to approve other exemptive applications. See Vanguard Special Tax-Advantaged
Retirement Fund, et al., Investment Company Act Release Nos. 14153 (Sept. 11, 1984) (notice) and 14361 (Feb. 7, 1985) (order). As a condition to the requested relief, a majority of the Directors/Trustees of the Direct Funds will not be "interested persons" as defined in
Section 2(a)(19) of the 1940 Act.

The Direct Funds' investment adviser is subject to a conflict of interest to the extent it has the authority to allocate the Direct Funds' assets across unaffiliated Other Portfolios as well as affiliated Underlying Portfolios. Applicants submit that this conflict is analogous to the conflict faced by an adviser in deciding among various affiliated Underlying Portfolios that pay different rates for advisory and other services that are provided by the same adviser (or its affiliates). This conflict will be addressed, in part, by limiting the adviser to a range of allocations to unaffiliated Other Funds (e.g., no less than 15% and no more than 20% of a Direct Fund's total assets may be invested in shares of Other Funds, at the time of purchase). Any departure from the prescribed range will have to be approved by the Board of Directors/Trustees of the Direct Fund.

   7.   Complexity

   Finally, the Report expresses concern that the popularity of funds of funds could lead to the creation of more complex vehicles that would not serve any meaningful purpose. Specifically, the Report states that, "[i]f funds of funds are permitted to proliferate, how could an investor decide among the many such companies seeking his investment dollar?
Would he not need a fund of funds of funds to make the decision?"13 Applicants believe that this and the other perceived abuses of the fund holding company structure discussed above are addressed by virtue of the fact that no Underlying Portfolio can acquire securities of any other investment company in excess of the limits contained in Section 12(d)(1)(A). The Direct Funds also commit not to allocate assets to shares of any Other Portfolio that is organized in a "fund of funds" structure.

   8.   Conclusion

   Section 12(d)(1) is designed to prohibit arrangements and practices that bear practically no relation to the purpose and structure of the Direct Funds. Unlike the fund holding companies that troubled
Congress 30 years ago, the Direct Funds will provide a simple answer to investor demand for a diversified, professionally managed fund of funds. Accordingly, Applicants believe that this is an appropriate instance for the Commission to exercise its authority under Section 6(c) to exempt Applicants from the restrictions of Section 12(d)(1) to the extent requested in this Application.

   B.   Section 17(a)

Section 17(a) of the 1940 Act prohibits an affiliated person of a registered investment company or an affiliated person of such affiliated person from: (1) knowingly selling any security or other property to the registered investment company or (2) knowingly purchasing any security or other property from the company. Section 17(b) authorizes the Commission to exempt a proposed transaction from the restrictions of Section 17(a) if the evidence establishes that (1) the terms of the proposed transaction, including the consideration paid or received, are reasonable and fair and do not involve overreaching on the part of any person concerned; (2) the proposed transaction is consistent with the policies of each registered investment company concerned; and (3) the proposed transaction is consistent with the general purposes of the 1940 Act.

The Direct Funds and the Underlying Portfolios will be advised by the Advisers or their affiliates and, therefore, may be deemed to be "affiliated persons" of one another by virtue of being under the common control of their adviser(s).14 They also may be deemed to be affiliated persons of one another to the extent that Direct Funds own
5% or more of the shares of an Underlying Portfolio.15 Purchases by the Direct Funds of shares of the Underlying Portfolios and sales by the Underlying Portfolios of their shares to the Direct Funds could be deemed to be principal transactions between affiliated persons under
Section 17(a). Applicants seek an exemption under Sections 17(b) and 6(c) from the prohibitions of Section 17(a) to allow the transactions described in this application to the extent that such prohibition would apply.

Applicants believe that relief under Section 6(c) is appropriate for many of the reasons discussed above. Applicants also believe that relief is appropriate under Section 17(b) because the proposed arrangement meets the requirements of that section.

First, the terms of the proposed arrangement are fair and reasonable and do not involve overreaching. The consideration paid for the sale and redemption of shares of the Underlying Portfolios will be based on the net asset values of the Underlying Portfolios.

Second, the proposed arrangement will be specifically contemplated by and consistent with the policies of the Direct Funds. The investment of assets of the Direct Funds in shares of the Underlying Portfolios and the issuance of shares of the Underlying Portfolios to the Direct Funds will be effected in accordance with the investment restrictions of the Direct Funds and will be consistent with the policies as set forth in the registration statement of the Direct Funds.

Finally, the proposed arrangement is consistent with the general purposes of the 1940 Act. Section 17(a) is intended to prohibit affiliated persons in a position of influence or control over an investment company from furthering their own interests by selling property that they own to an investment company at an inflated price, purchasing property from an investment company at less than its fair value, or selling or purchasing property on terms that involve any self-dealing or overreaching by the affiliated person. The proposed arrangement does not involve any such wrongful conduct by the Applicants.

   C.   Section 17(d) and Rule 17d-1

Section 17(d) of the 1940 Act prohibits an affiliated person of a registered investment company or an affiliated person of such affiliated person, acting as principal, from effecting any transaction in which such registered company is a joint or a joint and several participant in contravention of Commission rules and regulations. Rule 17d-1 provides that no joint transaction covered by such rule may be consummated unless the Commission issues an order upon application.

In order to grant an exemption from the restrictions of Section 17(d) and Rule 17d-1, Rule 17d-1(b) requires the Commission to consider whether an investment company's participation in a joint enterprise or joint arrangement is consistent with the provisions, policies and purposes of the 1940 Act, and the extent to which the participation is on a basis different from or less advantageous than that of other participants. Although it is not clear that the transactions described in this application raise prohibited transaction concerns under these provisions, Applicants seek an exemption under Section 17(d) and Rule 17d-1 to the extent that such transactions are deemed to be joint transactions between affiliated persons.

Applicants believe that the proposed structure and operation of the Direct Funds is consistent with the provisions, policies and purposes of the 1940 Act for the reasons discussed above. The Direct Funds and the Underlying Portfolios will not participate in the proposed arrangement on a basis that is different or less advantageous than the participants that are not investment companies. Indeed, the proposed arrangement is intended to provide substantial benefits for both the Direct Funds and the Underlying Portfolios and their respective shareholders, including increased diversification and more efficient portfolio management, a larger asset base and potentially reduced expenses. Since the proposal satisfies the standards of Rule 17d-1, the Commission should grant relief from Section 17(d) and Rule 17d-1.

V.   AUTHORITY

The relief requested by this application is substantially similar to that recently granted by the Commission to Qualivest Funds, et al., Investment Company Act Release Nos. 21874 (Apr. 5, 1996) (notice) and 21933 (May 1, 1996) (order); Twentieth Century Blended
Portfolios, Inc., et al., Investment Company Act Release Nos. 21813
(Mar. 11, 1996) (notice) and 21875 (Apr. 8, 1996) (order), Schwab
Capital Trust, et al., Investment Company Act Release Nos. 21726
(Jan. 31, 1996) (notice) and 21788 (Feb. 27, 1996) (order), DFA
Investment Dimensions Group, Inc., et al., Investment Company Act
Release Nos. 21642 (Dec. 29, 1995) (notice) and 21701 (Jan. 24, 1996)
(order), The Diversified Investors Funds Group, et al., Investment Company Act Release Nos. 21597 (Dec. 13, 1995) (notice) and 21669
(Jan. 11, 1996) (order), SEI Institutional Managed Trust, et al., Investment Company Act Release Nos. 21539 (Nov. 22, 1995) (notice) and 21615 (Dec. 20, 1995) (order), Smith Barney, Inc., et al.,
Investment Company Act Release Nos. 21537 (Nov. 21, 1995) (notice) and 21613 (Dec. 19, 1995) (order), Vanguard STAR Fund, et al.,
Investment Company Act Release Nos. 21372 (Sept. 22, 1995) (notice) and 21426 (Oct. 18, 1995) (order), T. Rowe Price Spectrum Fund, Inc., et al., Investment Company Act Release Nos. 21371 (Sept. 22, 1995) (notice) and 21425 (Oct. 18, 1995) (order). No relief is sought with respect to the ability of the Direct Funds to purchase shares of unaffiliated Other Portfolios.

VI.   CONDITIONS TO RELIEF

Applicants expressly consent to the imposition of the following conditions in connection with this request for exemptive relief.

All Underlying Portfolios will be part of the same "group of investment companies," as defined in 1940 Act Rule 11a-3, as the Direct Funds.

No Underlying Portfolio will acquire securities of any other investment company in excess of the limits contained in Section 12(d)(1)(A) of the 1940 Act. No Direct Fund will allocate assets to any unaffiliated Other Portfolio that is organized in a "fund of funds" structure.

A majority of the Directors/Trustees of the Direct Funds will not be "interested persons" of the Direct Funds, as defined in Section 2(a)(19) of the 1940 Act.

Any sales charges or service fees relating to the shares of the Direct Funds, when aggregated with any sales charges or service fees paid by the Direct Funds relating to its acquisition, holding or disposition of shares of the Underlying Portfolios, will not exceed the limits set forth in Article III, Section 26, of the NASD's Rules of Fair Practice.

Before approving any advisory contract under Section 15 of the 1940
Act, the boards of Directors/Trustees of the Direct Funds, including a majority of the Directors/Trustees who are not "interested persons," as defined in Section 2(a)(19), will find that the advisory fees charged under the contract are based on services provided that are in addition to, rather than duplicative of, services provided under any Underlying Portfolio advisory contract. This finding, and the basis upon which the finding was made, will be recorded fully in the minute books of the Direct Funds.

Applicants agree to provide the following information, in an electronic format, to the Chief Financial Analyst of the Commission's Division of Investment Management: monthly average total assets for the Direct Funds and Underlying Portfolios; monthly purchases and redemptions (other than by exchange) for the Direct Funds and each Underlying Portfolio; monthly exchanges into and out of the Direct Funds and each Underlying Portfolio; month-end allocations of the Direct Funds' assets among the Underlying Portfolios; annual expense ratios for the Direct Funds and each Underlying Portfolio; and a description of any vote taken by the shareholders of any Underlying Portfolio including a statement of the percentage of votes cast for and against the proposal by the Direct Funds and by the other shareholders of the Underlying Portfolio. The information will be provided as soon as reasonably practicable following each fiscal year-end of the Direct Funds (unless the Chief Financial Analyst notifies applicants in writing that the information need no longer be submitted).

VII.   PROCEDURAL MATTERS

   1. Pursuant to Rule 0-2(f) under the Act, Applicants hereby state that their addresses are as stated on the first page of this Application. Applicants further state that all communications or questions should be directed to:

Robert M. Kurucza, Esq.
Marco E. Adelfio, Esq.
Morrison & Foerster LLP
2000 Pennsylvania Avenue, N.W., Suite 5500
Washington, D.C.  20006-1888
(202) 887-1500

   2. Pursuant to Rule 0-2(c)(1) under the Act, each Applicant hereby states that the officer signing and filing this Application on behalf of each Applicant is fully authorized to do so. Under the provisions of each Applicant's Declaration of Trust and/or Articles of Incorporation and/or By-Laws, responsibility for the management of the affairs and business of the Applicant is vested in its Board of Trustees or Directors. Each Applicant has complied with all requirements for the execution and filing of this Application in the name and on behalf of each Applicant.

   3. The verifications required by Rule 0-2(d) under the 1940 Act are attached hereto as Exhibits B-1 through B-6. The notice of the proceeding initiated by the filing of this Application required by Rule 0-2(g) under the 1940 Act is attached as Exhibit C to this Application.

IN WITNESS WHEREOF, each Applicant has caused this Application to be duly executed this 15th day of May, 1996.

SBSF FUNDS, INC. d/b/a KEY MUTUAL FUNDS
By:/s/ Robert L. Tuch
   Name:  Robert L. Tuch
   Title:   Assistant Secretary
THE VICTORY PORTFOLIOS
By: /s/ George O. Martinez
   Name:  George O. Martinez
   Title:    Assistant Secretary
CONCORD FINANCIAL GROUP, INC.
By: /s/ Michael D. Burns
   Name:  Michael D. Burns
   Title:    Vice President
KEYCORP MUTUAL FUND ADVISERS, INC.
By: /s/ William J. Blake
   Name:  William J. Blake
   Title:    Secretary
SPEARS, BENZAK, SALOMON & FARRELL, INC.
By: /s/ Michael R. Parker
   Name:  Michael R. Parker
   Title:    Vice President & General Counsel

VICTORY BROKER-DEALER SERVICES, INC.
By: /s/ Michael D. Burns
   Name:  Michael D. Burns
   Title:    Vice President



EXHIBIT INDEX

Exhibits
Sequential Page NumberA-1
Certification of SBSF Funds, Inc. d/b/a Key Mutual Funds Pursuant to Rule 0-2(c)(1)A-1A-2
Certification of The Victory Portfolios
Pursuant to Rule 0-2(c)(1)A-3A-3
Certification of Spears, Benzak, Salomon & Farrell, Inc.
Pursuant to Rule 0-2(c)(1)A-5A-4
Certification of Keycorp Mutual Fund Advisers, Inc.
Pursuant to Rule 0-2(c)(1)A-7A-5
Certification of Concord Financial Group, Inc.
Pursuant to Rule 0-2(c)(1)A-9A-6
Certification of Victory Broker-Dealer Services, Inc.
Pursuant to Rule 0-2(c)(1)A-11B-1
Verification of SBSF Funds, Inc. d/b/a Key Mutual Funds
Pursuant to Rule 0-2(d)B-1B-2
Verification of The Victory Portfolios
Pursuant to Rule 0-2(d)B-2B-3
Verification of Spears, Benzak, Salomon & Farrell Inc.
Pursuant to Rule 0-2(d)B-3B-4
Verification of Keycorp Mutual Fund Advisers, Inc.
Pursuant to Rule 0-2(d) B-4B-5
Verification of Concord Financial Group, Inc.
Pursuant to Rule 0-2(d)B-5B-6
Verification of Victory Broker-Dealer Services, Inc.
Pursuant to Rule 0-2(d)B-6C
Notice of ApplicationC-1
Exhibit A-1
Authorization
Rule 0-2(c)(1)SBSF Funds, Inc. d/b/a Key Mutual Funds

Certificate
I, Robert L. Tuch, of SBSF Funds, Inc. (d/b/a Key Mutual Funds) (the "Company") hereby certify that the following resolutions authorizing the filing with the Securities and Exchange Commission of an application for an order pursuant to Sections 6(c) and 17(b) of the Investment Company Act of 1940 (the "1940 Act"), for an order exempting the Company from the provisions of Sections 12(d) and 17(a) and for an order pursuant to Section 17(d) of the 1940 Act and Rule 17d-1 thereunder, and any amendments or other documents related thereto, were duly adopted by the Company's Board of Directors and that such resolutions have not been amended, modified or rescinded:

RESOLVED, that the Officers of the Company be, and each hereby is, authorized to prepare, execute and submit, on behalf of the Company, an exemptive application to the SEC for an order pursuant to Sections 6(c) and 17(b) of the 1940 Act, for an order exempting the Company from the provisions of Sections 12(d) and 17(a) and for an order pursuant to Section 17(d) of the 1940 Act and Rule 17d-1 thereunder, and any amendments or supplements thereto, if the same shall be necessary or appropriate; and

FURTHER RESOLVED, that the appropriate Officers of the Company be, and each hereby is, authorized and directed to take such additional actions, and to execute and deliver on behalf of the Company such other documents or instruments as they deem necessary or appropriate in furtherance of the above resolution, his or her authority therefor to be conclusively evidenced by the taking of any such actions or the execution or delivery of any such document.

IN WITNESS WHEREOF, I have executed this Certificate this 15th day of May, 1996.

   /s/ Robert L. Tuch
   Name:  Robert L. Tuch
   Title:    Assistant Secretary
SBSF Funds, Inc. (d/b/a Key Mutual Funds)


EXHIBIT A-2
AUTHORIZATION
RULE 0-2(C)(1)
THE VICTORY PORTFOLIOS

CERTIFICATE

I, George O. Martinez, of The Victory Portfolios (the "Trust") hereby certify that the following resolutions authorizing the filing with the Securities and Exchange Commission (the "SEC") of an application for an order pursuant to Sections 6(c) and 17(b) of the Investment
Company Act of 1940 (the "1940 Act"), for an order exempting the Company from the provisions of Sections 12(d) and 17(a) and for an order pursuant to Section 17(d) of the 1940 Act and Rule 17d-1 thereunder, and any amendments or other documents related thereto, were duly adopted by the Trust's Board of Trustees and that such resolutions have not been amended, modified or rescinded:

VOTED, that the Officers of the Trust be, and each hereby is, authorized to prepare, execute and submit, on behalf of the Trust, an exemptive application to the SEC for an order pursuant to Sections 6(c) and 17(b) of the 1940 Act, for an order exempting the Company from the provisions of Sections 12(d) and 17(a) and for an order pursuant to
Section 17(d) of the 1940 Act and Rule 17d-1 thereunder, and any amendments or supplements thereto, if the same shall be necessary or appropriate; and

FURTHER VOTED, that the appropriate Officers of the Trust be, and each hereby is, authorized and directed to take such additional actions, and to execute and deliver on behalf of the Trust such other documents or instruments as they deem necessary or appropriate in furtherance of the above resolution, his or her authority therefor to be conclusively evidenced by the taking of any such actions or the execution or delivery of any such document.


IN WITNESS WHEREOF, I have executed this Certificate this 15th day of May, 1996.

By: /s/ George O. Martinez
   Name:  George O. Martinez
   Title:    Assistant Secretary
The Victory Portfolios


EXHIBIT A-3
AUTHORIZATION
RULE 0-2(C)(1)

SPEARS, BENZAK, SALOMON & FARRELL, INC.

CERTIFICATE

I, Michael R. Parker, of Spears, Benzak, Salomon & Farrell, Inc. (the "Company") hereby certify that the following resolutions authorizing the filing with the Securities and Exchange Commission of an application for an order pursuant to Sections 6(c) and 17(b) of the Investment Company Act of 1940 (the "1940 Act"), for an order exempting the Company from the provisions of Sections 12(d) and 17(a) and for an order pursuant to Section 17(d) of the 1940 Act and Rule 17d-1 thereunder, and any amendments or other documents related thereto, were duly adopted by the Company's Board of Directors and that such resolutions have not been amended, modified or rescinded:

RESOLVED, that the Officers of the Company be, and each hereby is, authorized to prepare, execute and submit, on behalf of the Company, an exemptive application to the SEC for an order pursuant to Sections 6(c), 17(b) and (d) of the 1940 Act and Rule 17d-1 thereunder, and any amendments or supplements thereto, if the same shall be necessary or appropriate; and

FURTHER RESOLVED, that the appropriate Officers of Spears, the Company be, and each hereby is, authorized and directed to take such additional actions, and to execute and deliver on behalf of the Company such other documents or instruments as they deem necessary or appropriate in furtherance of the above resolution, his or her authority therefor to be conclusively evidenced by the taking of any such actions or the execution or delivery of any such document.

IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of May, 1996.


   /s/ Michael R. Parker
Name:  Michael R. Parker
   Title:    Vice President & General Counsel
Spears, Benzak, Salomon & Farrell, Inc.

EXHIBIT A-4
AUTHORIZATION
RULE 0-2(C)(1)
KEYCORP MUTUAL FUND ADVISERS, INC.

CERTIFICATE

I, William J. Blake, Secretary of KeyCorp Mutual Advisers, Inc. (the "Corporation") hereby certify that the following resolutions authorizing the filing with the Securities and Exchange Commission of an application for an order pursuant to Sections 6(c) and 17(b) of the Investment Company Act of 1940 (the "1940 Act"), for an order exempting the Corporation from the provisions of Sections 12(d) and 17(a) and for an order pursuant to Section 17(d) of the 1940 Act and Rule 17d-1 thereunder, and any amendments or other documents related thereto, were duly adopted by the Corporation's Board of Directors and that such resolutions have not been amended, modified or rescinded:

RESOLVED, that the officers of the Corporation be, and each hereby is, authorized to prepare, execute and submit, on behalf of the Corporation, an exemptive application to the Securities and Exchange Commission for an order pursuant to Sections 6(c), 17(b) and (d) of the 1940 Act and Rule 17d-1 thereunder, and any amendments or supplements thereto, if the same shall be necessary or appropriate; and

FURTHER RESOLVED, that the officers of the Corporation be, and each hereby is, authorized and directed to take such additional actions, and to execute and deliver on behalf of the Corporation such other documents or instruments as they deem necessary or appropriate in furtherance of the above vote, his or her authority therefor to be conclusively evidenced by the taking of any such actions or the execution or delivery of any such document.

IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of May, 1996.

   /s/ William J. Blake
   William J. Blake
   Secretary
KeyCorp Mutual Fund Advisers, Inc.


EXHIBIT A-5
AUTHORIZATION
RULE 0-2(C)(1)

CONCORD FINANCIAL GROUP, INC.

CERTIFICATE

I, Michael D. Burns, of Concord Financial Group, Inc. (the "Company"), hereby certify that the following resolutions authorizing the filing with the Securities and Exchange Commission of an application for an order pursuant to Sections 6(c) and 17(b) of the Investment Company Act of 1940 (the "1940 Act"), for an order exempting the Company from the provisions of Sections 12(d) and 17(a) and for an order pursuant to Section 17(d) of the 1940 Act and Rule 17d-1 thereunder, and any amendments or other documents related thereto, were duly adopted by the Company's Board of Directors and that such resolutions have not been amended, modified or rescinded:

RESOLVED, that the Officers of the Company be, and each hereby is, authorized to prepare, execute and submit, on behalf of the Company, Inc., an exemptive application to the SEC for an order pursuant to Sections 6(c), 17(b) and (d) of the 1940 Act and Rule 17d-1 thereunder, and any amendments or supplements thereto, if the same shall be necessary or appropriate; and

FURTHER RESOLVED, that the appropriate Officers of the Company be, and each hereby is, authorized and directed to take such additional actions, and to execute and deliver on behalf of the Company such other documents or instruments as they deem necessary or appropriate in furtherance of the above resolution, his or her authority therefor to be conclusively evidenced by the taking of any such actions or the execution or delivery of any such document.

IN WITNESS WHEREOF, I have hereunto set my hand this 15th day of May, 1996.


   /s/ Michael D. Burns
   Name:  Michael D. Burns
   Title:    Vice President
Concord Financial Group, Inc.


EXHIBIT A-6
AUTHORIZATION
RULE 0-2(C)(1)

VICTORY BROKER-DEALER SERVICES, INC.

CERTIFICATE

I, Michael D. Burns, of Victory Broker-Dealer Services, Inc. (the "Company"), hereby certify that the following resolutions authorizing the filing with the Securities and Exchange Commission of an application for an order pursuant to Sections 6(c) and 17(b) of the Investment Company Act of 1940 (the "1940 Act"), for an order exempting the Company from the provisions of Sections 12(d) and 17(a) and for an order pursuant to Section 17(d) of the 1940 Act and Rule 17d-1 thereunder, and any amendments or other documents related thereto, were duly adopted by the Company's Board of Directors and that such resolutions have not been amended, modified or rescinded:

RESOLVED, that the Officers of the Company be, and each hereby is, authorized to prepare, execute and submit, on behalf of the Company, an exemptive application to the SEC for an order pursuant to Sections 6(c), 17(b) and (d) of the 1940 Act and Rule 17d-1 thereunder, and any amendments or supplements thereto, if the same shall be necessary or appropriate; and

FURTHER RESOLVED, that the appropriate Officers of the Company be, and each hereby is, authorized and directed to take such additional actions, and to execute and deliver on behalf of the Company such other documents or instruments as they deem necessary or appropriate in furtherance of the above resolution, his or her authority therefor to be conclusively evidenced by the taking of any such actions or the execution or delivery of any such document.

IN WITNESS WHEREOF, I have hereunto set my hand this 15th day of May, 1996.


/s/ Michael D. Burns
   Name:  Michael D. Burns
   Title:    Vice President
Victory Broker-Dealer Services, Inc.


EXHIBIT B-1
VERIFICATION
RULE 0-2(d)

SBSF FUNDS, INC. d/b/a KEY MUTUAL FUNDS

VERIFICATION
STATE OF OHIO                             )
                                                          )   ss:
COUNTY OF FRANKLIN              )


      The undersigned being duly sworn deposes and states that he has duly executed the attached Application for an Order pursuant to Sections 6(c) and 17(b) of the Investment Company Act of 1940 (the "1940 Act"), for an order exempting the Company from the provisions of Sections 12(d) and 17(a) and for an order pursuant to Section 17(d) of the 1940 Act and Rule 17d-1 thereunder, dated May 15, 1996 for and on behalf of SBSF Funds, Inc. (the "Company"); that he is the Assistant Secretary of such Company; and that all action by stockholders, directors and other bodies necessary to authorize deponent to execute and file such instrument on behalf of the Company has been taken. Deponent further says that he is familiar with such instrument, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.


   /s/ Robert L. Tuch
   Name:  Robert L. Tuch
   Title:    Assistant Secretary
SBSF Funds, Inc. (d/b/a Key Mutual Funds)


Subscribed and sworn to before me, a Notary Public, this ___ day of May, 1996.

My commission expires:


   /s/
   Notary Public

Notarial Seal:


EXHIBIT B-2
VERIFICATION
RULE 0-2(d)
THE VICTORY PORTFOLIOS

VERIFICATION
STATE OF _____________      )
                                                   )   ss:
COUNTY OF ___________     )


      The undersigned being duly sworn deposes and states that he has duly executed the attached Application for an Order pursuant to Sections 6(c) and 17(b) of the Investment Company Act of 1940 (the "1940 Act"), for an order exempting the Company from the provisions of Sections 12(d) and 17(a) and for an order pursuant to Section 17(d) of the 1940 Act and Rule 17d-1 thereunder, dated May __, 1996 for and on behalf of The Victory Portfolios (the "Trust"); that he is the _________________ of such Trust; and that all action by interest holders, trustees and other bodies necessary to authorize deponent to execute and file such instrument on behalf of the Trust has been take
n. Deponent further says that he is familiar with such instrument, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.


    /s/
   Name:______________________________
   Title:  ______________________________
The Victory Portfolios



Subscribed and sworn to before me, a Notary Public, this ___ day of May, 1996.
My commission expires:


   /s/
	Notary Public

Notarial Seal:


EXHIBIT B-3
VERIFICATION
RULE 0-2(d)

SPEARS, BENZAK, SALOMON & FARRELL, INC.

VERIFICATION
STATE OF _______________     )
                                                      )   ss:
COUNTY OF _____________     )


      The undersigned being duly sworn deposes and states that he has duly executed the attached Application for an Order pursuant to Sections 6(c) and 17(b) of the Investment Company Act of 1940 (the
"1940 Act"), for an order exempting the Company from the provisions of Sections 12(d) and 17(a) and for an order pursuant to Section 17(d) of the 1940 Act and Rule 17d-1 thereunder, dated May __, 1996 for and on behalf of Spears, Benzak, Salomon & Farrell, Inc. (the "Trust"); that he is the _________________ of such Company; and that all action by shareholders, directors and other bodies necessary to authorize deponent to execute and file such instrument on behalf of the Company has been taken. Deponent further says that he is familiar with such instrument, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.


   /s/
   Name:______________________________
   Title:  ______________________________
Spears, Benzak, Salomon & Farrell, Inc.



Subscribed and sworn to before me, a Notary Public, this ___ day of May, 1996.
My commission expires:


   /s/
   Notary Public

Notarial Seal:



EXHIBIT B-4
VERIFICATION
RULE 0-2(d)

KEYCORP MUTUAL FUND ADVISERS, INC.

VERIFICATION
STATE OF OHIO                 )
                                              )   ss:
COUNTY OF CUYAHOGA)


      The undersigned being duly sworn deposes and states that he has duly executed the attached Application for an Order pursuant to Sections 6(c) and 17(b) of the Investment Company Act of 1940 (the
"1940 Act"), for an order exempting the Company from the provisions of Sections 12(d) and 17(a) and for an order pursuant to Section 17(d) of the 1940 Act and Rule 17d-1 thereunder, dated May ___, 1996 for and on behalf of KeyCorp Mutual Fund Advisers, Inc. (the
"Corporation"); that he is the Secretary of such Corporation; and that all action by shareholders, directors and other bodies necessary to authorize deponent to execute and file such instrument on behalf of the Corporation has been taken. Deponent further says that he is familiar with such instrument, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.


   /s/
   William J. Blake
   Secretary
KeyCorp Mutual Fund Advisers, Inc.





Subscribed and sworn to before me, a Notary Public, this ___ day of May, 1996.
My commission expires:


   /s/
   Notary Public

Notarial Seal:






EXHIBIT B-5
VERIFICATION
RULE 0-2(d)
CONCORD FINANCIAL GROUP, INC.

VERIFICATION
STATE OF _______________   )
                                                    )   ss:
COUNTY OF _____________  )


      The undersigned being duly sworn deposes and states that he has duly executed the attached Application for an Order pursuant to Sections 6(c) and 17(b) of the Investment Company Act of 1940 (the "1940 Act"), for an order exempting the Company from the provisions of Sections 12(d) and 17(a) and for an order pursuant to Section 17(d) of the 1940 Act and Rule 17d-1 thereunder, dated May __, 1996 for and on behalf of Concord Financial Group, Inc. (the "Company"); that he is the _________________ of such Company; and that all action by shareholders, directors and other bodies necessary to authorize deponent to execute and file such instrument on behalf of the Company has been taken. Deponent further says that he is familiar with such instrument, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.


   /s/
   Name:______________________________
   Title:  ______________________________
Concord Financial Group, Inc.





Subscribed and sworn to before me, a Notary Public, this ___ day of May, 1996.
My commission expires:


   /s/
   Notary Public

Notarial Seal:








EXHIBIT B-6
VERIFICATION
RULE 0-2(d)
VICTORY BROKER-DEALER SERVICES, INC.

VERIFICATION
STATE OF _______________   )
                                                    )   ss:
COUNTY OF _____________  )


      The undersigned being duly sworn deposes and states that he has duly executed the attached Application for an Order pursuant to Sections 6(c) and 17(b) of the Investment Company Act of 1940 (the
"1940 Act"), for an order exempting Victory Broker-Dealer Services,
Inc. (the "Company") from the provisions of Sections 12(d) and 17(a) and for an order pursuant to Section 17(d) of the 1940 Act and Rule 17d-1 thereunder, dated May __, 1996 for and on behalf of the Company; that he is the _________________ of such Company; and that all action by shareholders, directors and other bodies necessary to authorize deponent to execute and file such instrument on behalf of the Company has been taken. Deponent further says that he is familiar with such instrument, and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.


   /s/
   Name:______________________________
   Title:  ______________________________
Victory Broker-Dealer Services, Inc.





Subscribed and sworn to before me, a Notary Public, this ___ day of May, 1996.
My commission expires:


   /s/
   Notary Public

Notarial Seal:







EXHIBIT C

SECURITIES AND EXCHANGE COMMISSION
INVESTMENT COMPANY ACT OF 1940, Release No. ______
SBSF Funds, Inc. d/b/a Key Mutual Funds et al.
___________, 1996

Agency:  Securities and Exchange Commission ("Commission").
Action:  Notice of Application for an Order under the Investment
Company Act of 1940 (the "1940 Act").
Applicants:  SBSF Funds, Inc. d/b/a Key Mutual Funds ("KMF"),
The Victory Portfolios ("VP"), Spears, Benzak, Salomon & Farrell, Inc. ("SBS&F"), KeyCorp Mutual Fund Advisers, Inc. ("KMFAI"),
Concord Financial Group, Inc. ("CFGI") and Victory Broker-Dealer
Services, Inc. ("VBDSI").

Relevant 1940 Act Sections: Order requested under Section 6(c) of the 1940 Act from section 12(d)(1) of the Act, under sections 6(c) and 17(b) of the 1940 Act from section 17(a) of the Act, and pursuant to section 17(d) of the 1940 Act and Rule 17d-1 thereunder.

Summary of Application: The requested order would permit the use of existing funds or the creation of new funds (the "Direct Funds") that will acquire shares of investment companies or series thereof, now existing or created in the future, that are part of the same "group of investment companies," as defined in Rule 11a-3 under the 1940 Act (the "Underlying Portfolios") and to permit the Underlying Portfolios to sell such shares to the Direct Funds.

Filing Dates:  The application was filed on _________.
Hearing or Notification of Hearing: An order granting the application will be issued unless the Commission orders a hearing. Interested persons may request a hearing by writing to the Commission's
Secretary and serving applicants with a copy of the request, personally or by mail. Hearing requests should be received by the Commission by 5:30 p.m. on _________, and should be accompanied by proof of service on applicants, in the form of an affidavit, or, for lawyers, a certificate of service. Hearing requests should state the nature of the writer's interest, the reason for the request, and the issues contested. Persons may request notification of a hearing by writing to the Commission's Secretary.

Addresses: Secretary, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Applicants: KMF, VP, CFGI, VBDSI, 3435 Stelzer Road, Columbus, OH 43219; KMFAI, 127
Public Square, Cleveland, OH  44114; SBS&F, 45 Rockefeller Plaza,
New York, NY  10111.

For Further Information Contact: _________, Staff Attorney, at (202) 942-____, or , _________, Branch Chief at (202) 942-____ (Office of
Investment Company Regulation, Division of Investment
Management).

Supplementary Information: The following is a summary of the application. The complete application may be obtained for a fee from the Commission's Public Reference Branch.

Applicants' Representations:
1. KMF is a Maryland corporation registered under the 1940 Act as an open-end management investment company consisting of four operating portfolios and two inactive portfolios. VP is a Delaware business trust registered under the 1940 Act as an open-end diversified management investment company consisting of 24 operating and four inactive portfolios.

2. It is anticipated that the initial Direct Funds would be newly established portfolios of KMF. The proposed Direct Funds would be structured as "funds of funds" that would invest their assets in shares of various Underlying Portfolios. The Underlying Portfolios are existing and future investment portfolios of KMF and VP. The acquiring Direct Funds also may invest a portion of their assets in stocks, bonds and other securities, including money market instruments and shares of investment companies that are not part of the same
"group of investment companies," as defined in Rule 11a-3 under the 1940 Act ("Other Portfolios"). Investment in Other Portfolios will not exceed the percentage limitations imposed by Section 12(d)(1)(F) of the 1940 Act and will also be limited to an aggregate value not in excess of 20% of the total assets of the Direct Funds at the time of purchase. No exemptive relief is sought with respect to investments by the Direct Funds in shares of Other Portfolios.

3. The Direct Funds seek to provide diversification among major asset categories and stock sub-categories. The mix of investments for each of the Direct Funds will be established and varied using an asset allocation approach. Initial and subsequent allocation decisions will be made as a result of investment analyses undertaken by the Direct
Fund's adviser, subject to supervision by the Board of Directors of the Direct Fund. The prospectus and statement of additional information for each Direct Fund will describe the Direct Fund's permissible investments in Underlying Portfolios, as well as stocks, bonds and other securities, including money market instruments and shares of Other Portfolios.

4. SBS&F currently serves as investment adviser to the various operating funds of KMF. Subject to the general supervision of KMF's Board of Directors, in accordance with each advised entity's investment policies, SBS&F formulates guidelines and lists of approved investments, makes decisions with respect to and places orders for the KMF operating funds' purchases and sales of securities and maintains records relating to such purchases and sales. SBS&F is a wholly owned subsidiary of KeyCorp Asset Management Holdings, Inc.
("KAMHI"), which is a wholly owned subsidiary of Society National
Bank, a national banking association, and KeyCorp, a bank holding company. KMFAI serves as investment adviser to VP and to two funds of KMF that have not yet commenced operations. Subject to the general supervision of VP's Board of Trustees and KMF's Board of Directors, respectively, in accordance with each advised entity's investment policies, KMFAI formulates guidelines and lists of approved investments, makes decisions with respect to and places orders for VP's purchases and sales of securities and maintains records relating to such purchases and sales. KMFAI is also a wholly owned subsidiary of KAMHI. It is anticipated that KMFAI will serve as the investment adviser to the initial Direct Funds.

5. CFGI, a registered broker-dealer under the Securities Exchange Act of 1934, will serve as principal underwriter and distributor of shares of the initial Direct Funds. CFGI presently serves in this capacity for the existing series of KMF. VBDSI, a registered broker-dealer under the Securities Exchange Act of 1934, serves in this capacity for the existing series of VP. CFGI and VBDSI are both wholly owned subsidiaries of BISYS Fund Services, Inc. ("BISYS") and are not affiliated with KeyCorp. It is possible that BISYS or another wholly owned subsidiary of BISYS will assume responsibility for all distribution services relating to KMF and VP.

Applicants' Legal Analysis:

1. Section 12(d)(1)(A) provides that no registered investment company may acquire securities of another investment company if such securities represent more than 3% of the acquired company's outstanding voting stock, more than 5% of the acquiring company's total assets, or if such securities, together with the securities of any other acquired investment companies, represent more than 10% of the acquiring company's total assets. Section 12(d)(1)(B) provides that no registered open-end investment company may sell its securities to another investment company if the sale will cause the acquiring company to own more than 3% of the acquired company's voting stock, or if the sale will cause more than 10% of the acquired company's voting stock to be owned by investment companies. Section
12(d)(1)(F) of the 1940 Act provides that the provisions of section 12(d)(1) shall not apply to securities purchased or otherwise acquired by a registered investment company if immediately after such purchase or acquisition, not more than 3 per centum of the total outstanding stock of such issuer is owned by such registered investment company and all affiliated persons of such registered investment company; and such registered investment company has not offered or sold and is not proposing to offer or sell any security issued by it through a principal underwriter or otherwise at a public offering price which includes a sales load of more than 1 1/2 per centum.
Further no issuer of shares purchased under section 12(d)(1)(F) shall be obligated to redeem such security in an amount exceeding 1 per centum of such issuer's total outstanding securities during any period of less than thirty days.

2. Section 6(c) provides that the Commission may exempt persons or transactions if, and to the extent that, such exemption is necessary or appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the 1940 Act. Applicants request an order under section 6(c) exempting them from the limitations of section 12(d)(1)(A) and (B) to the extent necessary to permit each Direct Fund to purchase an unlimited amount of the outstanding voting shares of each Underlying Portfolio; the securities of each Underlying Portfolio to have an aggregate value of as much as 100% of the total assets of a Direct
Fund; the Direct Funds to invest up to 100% of their assets in the securities of the Underlying Portfolios; and each of the Underlying Portfolios to sell more than 3% of its total outstanding voting stock to a Direct Fund.
3. The purpose of section 12(d)(l) of the 1940 Act was to limit and address the perceived adverse consequences of "pyramiding" of investment companies in a "fund of funds" arrangement. These include the duplicative costs involved in such a structure, the exercise of undue influence or control over the underlying series and the potential adverse impact of large-scale redemptions.

4. The proposed arrangement will not raise the fee layering concerns contemplated by section 12(d)(1). The proposed arrangement will not involve the layering of advisory fees, as before approving any advisory contract under section 15 of the 1940 Act, the directors of the Direct Funds, including a majority of the directors who are not "interested persons," as defined in section 2(a)(19), will find that any advisory fees charged under the contract are based on services provided that are in addition to, rather than duplicative of, services provided under any Underlying Portfolio advisory contract. The proposed structure of the Direct Funds will not involve the layering of sales charges as the Direct Funds will pay no front-end or contingent deferred sales charge in connection with the purchase or redemption of shares of the Underlying Portfolios. In addition, as a condition to the requested exemptive relief, any sales charges or service fees relating to the shares of the Direct Funds will not exceed the limits set forth in
Article III, Section 26 of the NASD's Rules of Fair Practice, when aggregated with any sales charges or service fees that the Direct Funds may pay relating to acquisition, holding or disposition of Underlying Portfolio shares. The aggregate sales charges, therefore, will not exceed the amount that otherwise lawfully could be charged at either fund level.

5. The proposed arrangement will be structured to minimize large scale redemption concerns. There is little risk that the Direct Funds' adviser(s) will exercise inappropriate control over the Underlying Portfolios, which are part of the same "group of investment companies." Similarly, because the Direct Funds, together with their affiliates, will be limited by section 12(d)(1)(F) to acquiring no more than 3% of the total outstanding stock of any Other Portfolio, there is little risk that the Direct Funds' adviser(s) will be in a position to exercise inappropriate control over any Other Portfolio.

6. The Direct Funds and the Underlying Portfolios will be advised by the Advisers or their affiliates and, therefore, may be deemed to be "affiliated persons" of one another by virtue of being under the common control of their adviser(s). They also may be deemed to be affiliated persons of one another to the extent that Direct Funds own 5% or more of the shares of an Underlying Portfolio. Purchases by the Direct Funds of shares of the Underlying Portfolios and the sale by the Underlying Portfolios of their shares to the Direct Funds could be deemed to be principal transactions between affiliated persons under section 17(a). Applicants seek an exemption under sections 17(b) and 6(c) from the prohibitions of section 17(a) to allow the transactions described in this application to the extent that such prohibition would apply. The Applicants believe that relief under section 6(c) is appropriate for many of the reasons discussed above. Applicants also believe that relief is appropriate under section 17(b) because the proposed arrangement meets the requirements of that section.

7. Section 17(b) provides that the Commission shall exempt a proposed transaction from section 17(a) if evidence establishes that the terms of the proposed transaction are reasonable and fair and do not involve overreaching, the proposed transaction is consistent with the policies of the registered investment company involved, and the proposed transaction is consistent with the general provisions of the 1940 Act. Section 6(c) permits the Commission to exempt any person, security, or transaction, or any class or classes of persons, securities, or transactions, from any provisions of the 1940 Act if such exemption is necessary or appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the Act. Applicants believe that the proposed transactions meet the standards of sections 6(c) and 17(b). Applicants believe that their proposal is structured to assure that neither the Direct Funds nor the Underlying Portfolios will participate on a basis that is different or less advantageous than any other participant.

8. Section 17(d) prohibits an affiliated person of a registered investment company, or an affiliated person of such person, acting as principal, from effecting any transaction in which such investment company is a joint, or joint and several, participant with such person in contravention of Commission rules and regulations. Rule 17d-1 provides that an affiliated person of a registered investment company or an affiliated person of such person, acting as principal, shall not participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement in which the registered investment company is a participant unless the Commission has issued an order approving the arrangement. When the Direct Fund purchases the shares of the Underlying Portfolios and the Underlying Portfolios sell their shares to the Direct Fund, they could be deemed to be "joint or joint and several participants" in respect of such transactions in violation of Rule 17d-1.

9.   Applicants request that the Commission issue an order under section 17(d) and Rule 17d-1 approving the proposed arrangements and transactions described herein. Applicants believe that such arrangements and transactions are structured to assure that the Direct Funds and the Underlying Portfolios will not participate in the proposed arrangement on a basis that is different or less advantageous than the participants that are not investment companies.

Applicants' Conditions:
   Applicants agree that the order granting the requested relief shall be subject to the following conditions:

All Underlying Portfolios will be part of the same "group of investment companies," as defined in 1940 Act Rule 11a-3, as the Direct Funds.

No Underlying Portfolio will acquire securities of any other investment company in excess of the limits contained in Section 12(d)(1)(A) of the 1940 Act. No Direct Fund will allocate assets to any unaffiliated Other Portfolio that is organized in a "fund of funds" structure.

A majority of the Directors/Trustees of the Direct Funds will not be "interested persons" of the Direct Funds, as defined in Section 2(a)(19) of the 1940 Act.

Any sales charges or service fees relating to the shares of the Direct Funds, when aggregated with any sales charges or service fees paid by the Direct Funds relating to its acquisition, holding or disposition of shares of the Underlying Portfolios, will not exceed the limits set forth in Article III, Section 26, of the NASD's Rules of Fair Practice.

Before approving any advisory contract under Section 15 of the 1940
Act, the boards of Directors/Trustees of the Direct Funds, including a majority of the Directors/Trustees who are not "interested persons," as defined in Section 2(a)(19), will find that the advisory fees charged under the contract are based on services provided that are in addition to, rather than duplicative of, services provided under any Underlying Portfolio advisory contract. This finding, and the basis upon which the finding was made, will be recorded fully in the minute books of the Direct Funds.

Applicants agree to provide the following information, in an electronic format, to the Chief Financial Analyst of the Commission's Division of Investment Management: monthly average total assets for the Direct Funds and Underlying Portfolios; monthly purchases and redemptions (other than by exchange) for the Direct Funds and each Underlying Portfolio; monthly exchanges into and out of the Direct Funds and each Underlying Portfolio; month-end allocations of the Direct Funds' assets among the Underlying Portfolios; annual expense ratios for the Direct Funds and each Underlying Portfolio; and a description of any vote taken by the shareholders of any Underlying Portfolio including a statement of the percentage of votes cast for and against the proposal by the Direct Funds and by the other shareholders of the Underlying Portfolio. The information will be provided as soon as reasonably practicable following each fiscal year-end of the Direct Funds (unless the Chief Financial Analyst notifies applicants in writing that the information need no longer be submitted).

      For the Commission, by the Division of Investment Management, under delegated authority.
dc-31500


1 Report of the Securities and Exchange Commission on the Public
Policy Implications of Investment Company Growth:  Report of the
Committee on Interstate and Foreign Commerce, H.R. Doc. No. 2337,
89th Cong., 2d Sess., 314 (l966).

2  Id. at 319.3  Id.4  Id.5  Id. at 320.6  Id.7  Id.8  Id.9  Id. at 314-315.10
Id. at 315.11  Id.12  Id. at 316.13  Id. at 321 (emphasis in original).
14 See Section 2(a)(3)(C) of the 1940 Act.15 See Section 2(a)(3)(A) and 2(a)(3)(B) of the 1940 Act.